UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2020

PRESSURE BIOSCIENCES, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	001-38185	04-2652826
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

14 Norfolk Avenue

South Easton, MA 02375

(Address of Principal Executive Office) (Zip Code)

(508) 230-1828

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

On December 3, 2020, Pressure BioSciences, Inc. (the “Company”) held a special meeting in lieu of the annual meeting of stockholders (the “Meeting”). At the Meeting, the stockholders voted on the following proposals described in detail in the Company’s definitive proxy statement for the Meeting filed with the Securities and Exchange Commission on October 30, 2020. As of the record date for the Meeting, there were 3,833,422 shares of the Company’s common stock, par value $0.01 per share, issued and outstanding and entitled to one vote for each share held. The holders of 53.63% of the Company’s shares of common stock outstanding (2,081,807) submitted votes by proxy or in person at the Meeting, constituting a quorum.

Proposal 1 — Elect one director as a Class III Director until the 2023 Annual Meeting of Stockholders. The election of the director was approved as follows:

			Shares voted
Nominee	For	Against	Withhold	Broker Non-Votes
Richard T. Schumacher	460,705	N/A	124,515	1,496,587

Proposal 2: Ratify the appointment of MaloneBailey LLP as the Company’s independent auditors for fiscal year 2020. The ratification of the appointment of MaloneBailey LLP as the Company’s independent auditor for fiscal year 2020 was approved as follows:

Shares voted
For	2,038,111
Against	7,449
Abstain	36,247
Broker Non-Votes	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRESSURE BIOSCIENCES, INC.

Dated: December 9, 2020	By:	/s/ Richard T. Schumacher
Richard T. Schumacher President and Chief Executive Officer